                                                                    EXHIBIT 4.37

                                   AGREEMENT

   THIS AGREEMENT (this "Agreement") is made and entered into as of November 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Travin Partners, L.L.L.P. ("Travin").

     WHEREAS, in exchange for Travin lending the Company $325,000 the Company issued to Travin that certain Convertible Debenture dated as of June 16, 2000 (the "Convertible Debenture") under which Travin has the right to convert the principal amount of the debenture into 457,746 shares of common stock, par value $.001 per share (the "Common Stock"), and accrued interest thereon can be converted into shares of the Company's Common Stock at a conversion price of $0.71 per share; and

     WHEREAS, in exchange for Travin lending the Company $125,000, the Company issued to Travin that certain Convertible Debenture dated as of September 11, 2000 (the "September Convertible Debenture") under which Travin has the right to convert the principal amount of the debenture into 125,000 shares of Common Stock and accrued interest thereon can be converted into shares of the Company's Common Stock at a conversion price of the lesser of $1.00 or 60% of the average of the bid price on the date of conversion; and

     WHEREAS, the parties agree that it will be less burdensome and more administratively feasible for the Company, in exchange for Travin's agreement to terminate the June Convertible Debenture and the September Convertible Debenture, to issue shares of its Common Stock to Travin at the agreed upon, arms-length negotiated value of $0.50 per share; and

     WHEREAS, the Company wishes further to grant registration rights for the shares issued hereunder to Travin as partial consideration for its agreement hereunder; and

     WHEREAS, on June 16 the parties also executed a Warrant Agreement under which the Company issued warrants to purchase 457,746 shares of Common Stock to Travin at an exercise price of $1.00 per share (the "June Warrants"); and

     WHEREAS, on September 11 the parties also executed a Warrant Agreement under which the Company issued warrants to purchase 125,000 shares of Common Stock to Travin at an exercise price of $1.00 per share (the "September Warrants"); and

     WHEREAS, on each of June 16 and September 11, 2000, the parties executed a Subscription Agreement. the "June Subscription Agreement" and the "September Subscription Agreement," respectively, under which the Warrants, the September Warrants, the June Debentures and the September Debentures were granted demand and piggyback registration rights.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   June Debenture Conversion. All principal and accrued interest
          -------------------------
     currently outstanding under the June Convertible Debenture which may be converted into shares of the Company's Common Stock at $0.71 per share is hereby converted into [650,000 plus accrued interest] shares of Common Stock pursuant to an agreed to value of $0.50 per share. Such shares shall be issued upon the execution of this Agreement by Travin and the return of the June Convertible Debenture to the Company, marked cancelled.

     2.   September Debenture Conversion. All principal and accrued interest
          ------------------------------
     currently outstanding under the September Convertible Debenture which may be converted into shares of the Company's Common Stock at the lesser of $1.00 or 60% of the bid price on the date of conversion is hereby converted into [250,000 plus accrued interest] shares of Common Stock pursuant to an agreed to value of $0.50 per share. Such shares shall be issued upon the execution of this Agreement by Travin and the return of the September Convertible Debenture to the Company, marked cancelled.

     3.   Termination of Certain Provisions of June Subscription Agreement.
          ----------------------------------------------------------------
     Sections 5.3, 5.6 and 5.7 of the June Subscription Agreement are hereby terminated in their entirety. The remaining provisions of the June Subscription Agreement shall remain in effect with respect to the June Warrants and the Common Stock subject to the June Warrants.

     4.   Termination of Certain Provisions of September Subscription Agreement.
          ---------------------------------------------------------------------
     Section 5.1 of the September Subscription Agreement is hereby terminated in its entirety. The remaining provisions of the September Subscription Agreement shall remain in effect with respect to the September Warrants and the Common Stock subject to the September Warrants.

     5.   Registration Rights for June Conversion. The [650,000 plus accrued
          ---------------------------------------
     interest] shares issued pursuant to this Agreement are hereby granted the same registration rights as set forth in Section 5.4 of the June Subscription Agreement, pursuant to which the Company will promptly file a registration statement with the SEC.

     6.   Registration Rights for September Conversion.  The [250,000 plus
          --------------------------------------------
     accrued interest] shares issued pursuant to this Agreement are hereby granted the same registration rights as set forth in Section 5.1 of the September Subscription Agreement, pursuant to which the Company will promptly file a registration statement with the SEC.

     7.   Certain Acknowledgements and Agreements of Travin. Travin hereby
          -------------------------------------------------
     acknowledges and agrees that:

     (a) All documents pertaining to the investment in the Shares have been made available for inspection by the Company, and the books and records of the Company will be available, upon reasonable notice, for inspection by Travin during reasonable business hours at the Company's principal place of business.

     (b) NO FEDERAL OR STATE AUTHORITY HAS MADE ANY FINDINGS OR DETERMINATIONS TO THE FAIRNESS FOR INVESTMENT IN THE SHARES, AND NO FEDERAL OR STATE AUTHORITY HAS RECOMMENDED OR ENDORSED OR WILL RECOMMEND OR ENDORSE THE PLACEMENT.

     (c) The issuance of the Shares was made only through direct, personal communication between Travin and an authorized representative of the Company.

     (d) Travin agrees not to sell nor attempt to sell all or any part of the Shares allocated to Travin unless the offer and sale of such Shares have first been registered under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, or the undersigned furnishes, at the option of the Company, an opinion of counsel satisfactory to the Company and its counsel and knowledgeable as to the securities matters stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not place the Company or any affiliate thereof, in violation of any applicable Federal or state securities law, or any rule or regulation promulgated thereunder.

     (e) The certificate evidencing Shares shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. AS A PREREQUISITE TO ANY TRANSFER OF SHARES WITHOUT SUCH REGISTRATION, THE CORPORATION MAY REQUIRE THAT IT BE FURNISHED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER DOES NOT REQUIRE SUCH REGISTRATION.

     8.   Representations and Warranties of Travin. Travin understands
          ----------------------------------------
     that the Shares are being sold in reliance upon the exemptions provided in the Securities Act and/or Regulation D thereunder, together with exemptions provided under applicable state securities laws, for transactions involving limited offers and sales, and Travin, for itself and for his heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intention that the same may be relied on by the Company in determining the suitability of Travin as an investor in the Company:

     (a) Travin has consulted its attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for Travin. The undersigned has received no representations or warranties from the Company or its officers, directors, employees or agents, or any other person, and, in making an investment decision, Travin is relying solely on independent investigations made by Travin or representative(s) of Travin.

     (b) Travin has read and fully understands the public filings of the Company as filed with the SEC.

     (c) The Company has made available to Travin, during the course of this transaction and prior to the purchase of any of the Shares, the opportunity to ask questions of and receive answers from the Company or any of its representatives concerning the Company, and to obtain any additional information relative to the financial condition and business of the Company, to the extent that such parties possess such information or can acquire it without unreasonable effort or expense. All such questions, if asked, have been answered satisfactorily, and all such documents, if requested, have been received and found to be fully satisfactory. In connection therewith, Travin is not relying on any documents, records or other information, except that contained in written form and signed by the President of the Company.

     (d) Travin understands and acknowledges that: (i) while the Company has an operating history, the purchase of Shares by Travin involves a high degree of risk of loss of Travin's entire investment, and there is no assurance of any income from such investment; (ii) Travin must bear the economic risk of an investment in the Shares for an indefinite period because the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws, or unless an exemption from such registration is available; (iii) there may not be a public market for the Shares in the future; (iv) Travin is purchasing the Shares for investment purposes only for Travin's account and not for the benefit of any other person or with any view toward the resale or distribution thereof; (v) because there are substantial restrictions on the transferability of the Shares, it may not be possible for Travin to liquidate an investment therein readily in case of an emergency; and (vi) Travin has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares which Travin hereby subscribes to purchase or any part thereof, and Travin has no present plans to enter into any such contract, undertaking, agreement or arrangement.

     (e) The undersigned is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. The net worth, annual income and total assets, as the case may be, of Travin and the other information set forth in Section 11 are true, correct and complete in all material respects. Any information which Travin has heretofore furnished to the Company with respect to Travin is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the purchase of Shares, Travin will immediately furnish such revised or corrected information to the Company.

     (f) Travin is at least 21 years of age, is knowledgeable and experienced in evaluating investments and is experienced in financial and business matters and he has evaluated the risks of investing in the Shares, and has determined that the Shares are a suitable investment for him. Travin has adequate net worth and means of providing for his current needs and possible personal contingencies and has no need, and anticipates no need in the foreseeable future, to sell the Shares the purchase of which is subscribed. Travin can bear the economic risk of an investment in the Shares and has a sufficient net worth to sustain a complete loss of his investment. The aggregate amount of the investments of Travin in, and his commitments to, all similar investments that are illiquid is reasonable in relation to his net worth.

     (g) Travin maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Agreement.

     (h) Travin is a United States citizen or is otherwise a U.S. Person* as defined below.

     (i) The representations, warranties, agreements and acknowledgements made by Travin in this Agreement are made with the intention that they be relied upon by the Company in determining the suitability of Travin as a purchaser of Shares, and shall survive their purchase. In addition, Travin undertakes to notify the Company immediately of any change in any representation or warranty of Travin set forth herein.

     9. Indemnification. Travin understands that the offer and sale of Shares to him is being made, and the sale of Shares will be made, in reliance upon the acknowledgments and agreements of Travin set forth in Section 7 and the representations and warranties of Travin set forth in Section 8. Travin agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of Travin to purchase Shares. Travin hereby agrees to indemnify the Company and its affiliates, agents, attorneys and representatives and to hold each of them harmless, from and against all claims, losses, damages or liability, including costs and reasonable attorneys' fees (collectively, "Claims"), that may arise in connection with, due to or as a result of the breach of any representation, warranty, acknowledgement or agreement of Travin contained in this Agreement or in any other document provided by Travin to the Company in connection with Travin's offer to purchase Shares. Travin agrees to indemnify

__________________

 * For purpose of this representation, a U.S. Person is (i) a natural person who is a citizen of or resident in the United States, (ii) a partnership or corporation organized or incorporated under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, or (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States.

     the Company and any of its affiliates, agents, attorneys and representatives and to hold each of them harmless, from and against all Claims that may arise in connection with, due to or as a result of the sale or distribution of Shares by Travin in violation of the Securities Act or other applicable law. Notwithstanding any provision of this Agreement, Travin does not waive any rights granted to him under applicable securities laws. Travin agrees that the affiliates, agents, attorneys and representatives of the Company are intended third-party beneficiaries to this Agreement for the purposes of the indemnification provided above.

     10.  Arbitration. Any dispute or controversy arising under or in
          -----------
     connection with this Agreement shall be resolved by binding arbitration. The arbitration shall be held in the City of Tacoma, Washington, and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Travin. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one of which shall be appointed by each of the parties, and the third shall be appointed by the other two arbitrators.

     11.  Suitability.  Travin warrants and represents to the Company
          -----------
     that the following information supplied by Travin pursuant to
     Section 4 is correct and complete:

          (a) Those of the following statements indicated by a check marked in the box opposite such statement are true and correct with respect to the undersigned:

               [ ]  (i)    The undersigned is a natural person whose individual
          net worth, or joint net worth with its spouse, exceeds $1,000,000.00.

               [ ]  (ii)   The undersigned is a natural person who had an
          individual income in excess of $200,000.00 or joint income with its spouse in excess of $300,000.00 in both 1998 and 1999, and who reasonably expects an income in excess of $200,000.00, if individual, or $300,000.00, if joint, in 2000.

               [ ] (iii) The undersigned is an entity or institution that qualifies as one or more of the following:

                    (A) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                    (B) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                    (C) Any organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or company, nor formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               [ ]  (iv)   The undersigned is a director or executive officer of
          the Company.

               [ ]  (v)    The undersigned is a trust, with total assets in
          excess of $5,000,000.00, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

               [ ]  (vi)   The undersigned is an entity in which all of the
          equity owners meet the criteria set forth under either (i), (ii),
          (iii), (iv), or (v) above.

               [ ]  (vii)  None of the statements in (i), (ii), (iii), (iv),
          (v), or (vi) above is a true statement with regard to the undersigned.

          (b) The undersigned has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of, and protecting its own interest in connection with, investing in the Securities.

     12.  General. This Agreement (i) shall be binding on Travin and the heirs,
          -------
     personal representatives, successors and permitted assigns of Travin, (ii) shall be governed construed and enforced in accordance with the laws of the State of Washington, without reference to any principles of conflicts of law, and (iii) shall survive the acceptance by the Company of the subscription evidenced by this Agreement and the admission of

     Travin as a shareholder in the Company.

     13.  Notices. Any notice, request, instruction or other document to be
          -------
     given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally or by telecopier with confirmed receipt via overnight delivery, or on the third day after mailing if sent by certified mail, postage prepaid, at the addresses set forth below, or to such other address or person as any party may designate by written notice to the others:

          If to the Company:  Insynq, Inc.
          -----------------
                              1101 Broadway Plaza
                              Tacoma, Washington 98402
                              Attention:  President
                              Telecopier No.: (253) 404-3842

          If to Travin: At the last address indicated on the Company's books and
          ------------
records.

     14.  Assignment.  Travin agrees that neither this Agreement nor any rights
          ----------
     which may accrue to him hereunder may be transferred or assigned.

     15.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
     the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall not be modified, amended or terminated except in a writing signed by the party against whom enforcement is sought.

     16.  Confidentiality. Travin acknowledges that all Confidential Information
          ---------------
     (as defined herein) shall be and remain the exclusive property of the Company at all times. Travin hereby agrees to keep in strict confidence all Confidential Information. Travin shall not disclose any Confidential Information, or any portion thereof, to any person or entity nor use, license, sell, convey or otherwise exploit any Confidential Information, or any portion thereof, for any purpose other than for the benefit of the Company. As used in this Agreement, the term "Confidential Information" refers to all information proprietary to, used by or in the possession of the Company and not generally known in the industry, which is disclosed to or learned by Travin, whether or not reduced to writing and whether or not conceived, originated, discovered or developed in whole or in part by Travin, including, without limitation: (a) information not generally known in the industry which relates to the business, products or work of the Company (x) of a technical nature, such as trade secrets, methods, know-how, formulas, compositions, designs, processes, information regarding product development and other similar information and materials, and (y) of a business or commercial nature, such as information or compilation of data about the Company's costs, pricing, profits, compensation, sales, product plans, markets, marketing plans and strategies, equipment and operational requirements, operating policies or plans, finances, financial records, methods of operation and competition, management organization customers and suppliers, and other similar information and materials; and (b) any other technical business or commercial information designated as confidential or proprietary that the Company or any of its affiliates may receive belonging to any supplier, customer or others who do business with the Company or any of its affiliates. The foregoing limitations on use and disclosure shall not apply to information that (i) was lawfully known to the recipient before the receipt thereof, (ii) is learned by the recipient from a third party that is entitled to disclose same, (iii) becomes publicly known other than through the actions of the recipient, or (iv) is required by law or court order to be disclosed by the recipient.

     17.  Pronouns; Headings. All pronouns and any variations thereof shall be
          ------------------
     deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the entities or persons referred may require. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this agreement.

     18.  Severability. In the event that any provision contained herein shall
          ------------
     be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     19.  Conflict.  If any conflict shall arise between the terms of either of
          --------
     the June Subscription Agreement or September Subscription Agreement and this Agreement, or the June or September Warrants and this Agreement, this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             INSYNQ, INC.




                                             By: /s/ John P. Gorst
                                                --------------------------------
                                             Name: John P. Gorst
                                                  ------------------------------
                                             Title: Chairman CEO
                                                   -----------------------------


                                             TRAVIN PARTNERS, L.L.L.P.



                                             By: /s/ Stephen L. Jebo
                                                --------------------------------

                                             Name:______________________________

                                             Title:  [ILLEGIBLE]
                                                   -----------------------------